Exhibit 99.1

Cross Country Healthcare Announces Third Quarter 2018 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--November 1, 2018--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its third quarter ended September 30, 2018.

FINANCIAL HIGHLIGHTS:

Dollars are in thousands, except per share amounts	Q3 2018	Variance Q3 2018 vs Q3 2017	Variance Q3 2018 vs Q2 2018

Revenue	$200,717	(12)%	(2)%

Gross profit margin*	25.7%	(80) bps	(50) bps

Net loss attributable to common shareholders	$(441)	(107)%	(129)%

Diluted EPS	$(0.01)	$(0.20)	$(0.05)

Adjusted EBITDA*	$8,112	(41)%	(7)%

Adjusted EPS*	$0.02	$(0.21)	$(0.03)

Cash flows from operations	$3,818	20%	(18)%

* Refer to accompanying tables and discussion of Non-GAAP financial measures below.

“Our results for the third quarter were in line with our expectations despite a further decline in premium rate business and higher than anticipated healthcare costs,” said William J. Grubbs, President and Chief Executive Officer. “We are encouraged by the significant recent increase in demand we are experiencing across many of our key customers and geographies especially in travel nurse, our largest service line. To capitalize on this favorable trend, we are making investments in producer headcount. Therefore, we are guiding to a sequentially flat Adjusted EBITDA, reflecting the investments and higher healthcare costs. The anticipated ramp from our recent MSP wins, investments, and recent productivity initiatives, along with favorable market conditions, position us well as we enter 2019.”

Third quarter consolidated revenue was $200.7 million, a decrease of 12% year-over-year and 2% sequentially. Consolidated gross profit margin was 25.7%, down 80 basis points year-over-year and 50 basis points sequentially. Net loss attributable to common shareholders was $0.4 million compared to net income of $6.7 million in the prior year and $1.5 million in the prior quarter. Diluted EPS was a loss of $0.01 per share compared to income of $0.19 per share in the prior year and $0.04 in the prior quarter. Adjusted EBITDA was $8.1 million or 4.0% of revenue, as compared with $13.8 million or 6.0% of revenue in the prior year, and $8.7 million or 4.3% of revenue in the prior quarter. Adjusted EPS was $0.02 in the current quarter as compared to income of $0.23 in the prior year and $0.05 in the prior quarter.

For the nine months ended September 30, 2018, consolidated revenue was $615.6 million, a decrease of 5% year-over-year, 10% excluding the impact of the Advantage acquisition. Consolidated gross profit margin was 25.8%, down 60 basis points year-over-year. Adjusted EBITDA was $25.2 million or 4.1% of revenue, as compared with $31.1 million or 4.8% of revenue in the prior year. Net income attributable to common shareholders was $2.7 million, or $0.08 per diluted share, compared to net income of $9.6 million, or $0.24 per diluted share, in the prior year. Adjusted EPS was $0.13 compared to $0.44 in the prior year.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue from Nurse and Allied Staffing was $176.3 million, a decrease of 12% year-over-year and 2% sequentially. Contribution income in this segment was $16.5 million, down from $20.7 million in the prior year, and down sequentially from $16.9 million in the prior quarter. Average field FTEs decreased to 6,953 from 7,706 in the prior year and decreased from 7,143 in the prior quarter. Revenue per FTE per day was $276 compared to $283 in the prior year and $276 in the prior quarter.

Physician Staffing

Revenue from Physician Staffing was $21.2 million, a decrease of 15% year-over-year and 1% sequentially. Contribution income was $1.3 million, consistent with the prior year, and $1.4 million in the prior quarter. Total days filled were 13,375 as compared with 15,567 in the prior year and 13,751 in the prior quarter. Revenue per day filled was $1,582 as compared with $1,598 in the prior year and $1,551 in the prior quarter.

Other Human Capital Management Services

Revenue from Other Human Capital Management Services was $3.2 million, an increase of 3% year-over-year and a decrease of 18% sequentially. Segment contribution income was $0.1 million for the current quarter compared to breakeven in the prior year, and $0.3 million in the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow from operations for the quarter was $3.8 million, compared to $3.2 million in the prior year. During the third quarter, the Company made principal payments of $6.3 million, including an optional prepayment of $5.0 million. Cash flow from operations was $21.8 million year-to-date September 30, 2018, compared to $28.7 million in the prior year-to-date period.

During the quarter, the Company also repurchased 32,983 shares of common stock for $0.3 million, at an average market price of $9.08 per share. Year-to-date repurchases totaled 432,439 shares of common stock for $5.0 million at an average market price of $11.54. As of September 30, 2018, the Company had 35.6 million shares outstanding. The Company has 510,004 shares remaining for repurchase under its current share repurchase program, subject to certain conditions in its credit agreement.

As of September 30, 2018, the Company had $28.1 million in cash and cash equivalents and a $91.3 million principal balance on our term loan. There were no amounts drawn on the Company's $115.0 million revolving credit facility and $20.6 million of letters of credit outstanding, leaving $94.4 million available for borrowing under the revolving credit facility as of September 30, 2018.

Outlook for Fourth Quarter 2018

The guidance below applies only to management’s expectations for the fourth quarter of 2018.

	Q4 2018 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$195 million - $205 million	(11)% - (7)%	(3)% - 2%

Gross profit margin	25.0% - 25.5%	(150) - (100) bps	(70) - (20) bps

Adjusted EBITDA	$8 million - $9 million	(35)% - (27)%	(1)% - 11%

Adjusted EPS	$0.01 - $0.03	$(0.16) - $(0.14)	$(0.01) - $0.01

The estimates above are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, any changes in debt structure, or any future share repurchases. See accompanying Non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Thursday, November 1, 2018, at 5:00 P.M. Eastern Time to discuss its third quarter 2018 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 517-623-4781 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from November 1st through November 15th at the Company's website and a replay of the conference call will be available by telephone by calling 800-944-9725 from anywhere in the U.S. or 402-220-3524 from non-U.S. locations - Passcode: 2018.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare is a national leader in providing innovative healthcare workforce solutions and staffing services. Our solutions leverage our nearly 40 years of expertise and insight to assist clients in solving complex labor-related challenges while maintaining high quality outcomes. We are dedicated to recruiting and placing highly qualified healthcare professionals in virtually every specialty and area of expertise. Our diverse client base includes both clinical and nonclinical settings, servicing acute care hospitals, physician practice groups, outpatient and ambulatory-care centers, nursing facilities, both public schools and charter schools, rehabilitation and sports medicine clinics, government facilities, and homecare. Through our national staffing teams and network of 70 office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed service programs (MSP), internal resource pool consulting and development, electronic medical record (EMR) transition staffing, recruitment process outsourcing, predictive modeling, and other outsourcing and consultative services. In addition, we provide both retained and contingent placement services for healthcare executives, physicians, and other healthcare professionals.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned.]Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Beginning with the third quarter of 2018, the Company modified its non-GAAP performance measures to exclude expenses related to the replacement of its legacy travel nurse front-end system. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “suggests,” “appears,” “seeks,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to “we”, “us”, “our”, or “Cross Country” in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017

Revenue from services	$200,717	$228,488	$204,572	$615,577	$645,374
Operating expenses:
Direct operating expenses	149,155	168,008	150,883	456,573	475,091
Selling, general and administrative expenses	44,086	47,346	45,284	135,004	141,182
Bad debt expense	502	433	611	1,312	1,082
Depreciation and amortization	2,892	2,849	2,963	8,764	7,325
Acquisition-related contingent consideration (a)	16	(605)	220	449	(54)
Acquisition and integration costs (b)	70	1,366	76	261	1,953
Restructuring costs (c)	1,351	724	193	1,979	724
Total operating expenses	198,072	220,121	200,230	604,342	627,303
Income from operations	2,645	8,367	4,342	11,235	18,071
Other expenses (income):
Interest expense	1,512	1,221	1,447	4,225	2,975
Gain on derivative liability (d)	—	—	—	—	(1,581)
Loss on early extinguishment of debt (e)	36	—	—	36	4,969
Other income, net	(170)	(57)	(98)	(369)	(116)
Income before income taxes	1,267	7,203	2,993	7,343	11,824
Income tax expense	1,385	159	1,169	3,717	1,278
Consolidated net (loss) income	(118)	7,044	1,824	3,626	10,546
Less: Net income attributable to noncontrolling interest in subsidiary	323	321	285	886	983
Net (loss) income attributable to common shareholders	$(441)	$6,723	$1,539	$2,740	$9,563

Net (loss) income per share attributable to common shareholders - Basic	$(0.01)	$0.19	$0.04	$0.08	$0.28

Net (loss) income per share attributable to common shareholders - Diluted	$(0.01)	$0.19	$0.04	$0.08	$0.24

Weighted average common shares outstanding:
Basic	35,594	35,748	35,652	35,682	34,768
Diluted (f)	35,594	36,036	35,832	35,881	36,179

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
Adjusted EBITDA: (g)
Net (loss) income attributable to common shareholders	$(441)	$6,723	$1,539	$2,740	$9,563
Interest expense	1,512	1,221	1,447	4,225	2,975
Income tax expense	1,385	159	1,169	3,717	1,278
Depreciation and amortization	2,892	2,849	2,963	8,764	7,325
Acquisition-related contingent consideration (a)	16	(605)	220	449	(54)
Acquisition and integration costs (b)	70	1,366	76	261	1,953
Restructuring costs (c)	1,351	724	193	1,979	724
Gain on derivative liability (d)	—	—	—	—	(1,581)
Loss on early extinguishment of debt (e)	36	—	—	36	4,969
Other income, net	(170)	(57)	(98)	(369)	(116)
Equity compensation	981	1,068	914	2,364	3,083
Legacy system replacement costs (h)	157	—	—	157	—
Net income attributable to noncontrolling interest in subsidiary	323	321	285	886	983
Adjusted EBITDA (g)	$8,112	$13,769	$8,708	$25,209	$31,102

Adjusted EPS: (i)
Numerator:
Net (loss) income attributable to common shareholders	$(441)	$6,723	$1,539	$2,740	$9,563
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	16	(605)	220	449	(54)
Acquisition and integration costs (b)	70	1,366	76	261	1,953
Restructuring costs (c)	1,351	724	193	1,979	724
Gain on derivative liability (d)	—	—	—	—	(1,581)
Loss on early extinguishment of debt (e)	36	—	—	36	4,969
Legacy system replacement costs (h)	157	—	—	157	—
Nonrecurring income tax adjustments	—	—	(47)	(47)	—
Tax impact of non-GAAP adjustments (j)	(652)	—	(198)	(1,119)	—
Adjusted net (loss) income attributable to common shareholders - non-GAAP	$537	$8,208	$1,783	$4,456	$15,574

Denominator:
Weighted average common shares - basic, GAAP	35,594	35,748	35,652	35,682	34,767
Dilutive impact of share-based payments	131	288	180	199	444
Adjusted weighted average common shares - diluted, non-GAAP	35,725	36,036	35,832	35,881	35,211

Reconciliation:
Diluted EPS, GAAP	$(0.01)	$0.19	$0.04	$0.08	$0.24
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	—	(0.02)	0.01	0.01	—
Acquisition and integration costs (b)	—	0.04	—	0.01	0.06
Restructuring costs (c)	0.04	0.02	0.01	0.05	0.02
Gain on derivative liability (d)	—	—	—	—	(0.05)
Loss on early extinguishment of debt (e)	—	—	—	—	0.15
Legacy system replacement costs (h)	0.01	—	—	0.01	—
Tax impact of non-GAAP adjustments (j)	(0.02)	—	(0.01)	(0.03)	—
Adjustment for change in dilutive shares	—	—	—	—	0.02
Adjusted EPS, non-GAAP (i)	$0.02	$0.23	$0.05	$0.13	$0.44

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	September 30,	December 31,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$28,065	$25,537
Accounts receivable, net	167,200	173,603
Prepaid expenses	5,870	5,287
Insurance recovery receivable	3,287	3,497
Other current assets	1,821	963
Total current assets	206,243	208,887
Property and equipment, net	13,431	14,086
Goodwill, net	117,589	117,589
Trade names, indefinite-lived	26,702	26,702
Other intangible assets, net	55,599	60,976
Non-current deferred tax assets	17,160	20,219
Other non-current assets	20,214	19,228
Total assets	$456,938	$467,687

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$50,268	$50,597
Accrued employee compensation and benefits	31,666	34,271
Current portion of long-term debt	7,454	6,875
Other current liabilities	2,567	2,845
Total current liabilities	91,955	94,588
Long-term debt, less current portion	83,132	92,259
Long-term accrued claims	30,566	28,757
Contingent consideration	5,257	5,088
Other long-term liabilities	8,773	9,276
Total liabilities	219,683	229,968

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	302,007	305,362
Accumulated other comprehensive loss	(1,033)	(1,166)
Accumulated deficit	(64,371)	(67,111)
Total Cross Country Healthcare, Inc. stockholders' equity	236,607	237,089
Noncontrolling interest in subsidiary	648	630
Total stockholders' equity	237,255	237,719
Total liabilities and stockholders' equity	$456,938	$467,687

Cross Country Healthcare, Inc.
Segment Data (k)
(Unaudited, amounts in thousands)

	Three Months Ended						% Change Fav/(Unfav)
	September 30,	% of	September 30,	% of	June 30,	% of	Year-over-
	2018	Total	2017	Total	2018	Total	Year	Sequential

Revenue from services:
Nurse and Allied Staffing	$176,344	88%	$200,492	88%	$179,339	88%	(12)%	(2)%
Physician Staffing	21,158	10%	24,871	11%	21,334	10%	(15)%	(1)%
Other Human Capital Management Services	3,215	2%	3,125	1%	3,899	2%	3%	(18)%
	$200,717	100%	$228,488	100%	$204,572	100%	(12)%	(2)%

Contribution income: (l)
Nurse and Allied Staffing	$16,534		$20,663		$16,909		(20)%	(2)%
Physician Staffing	1,307		1,340		1,383		(2)%	(5)%
Other Human Capital Management Services	70		(1)		312		NM	(78)%
	17,911		22,002		18,604		(19)%	(4)%

Unallocated corporate overhead (m)	10,937		9,301		10,810		(18)%	(1)%
Depreciation and amortization	2,892		2,849		2,963		(2)%	2%
Acquisition-related contingent consideration (a)	16		(605)		220		(103)%	93%
Acquisition and integration costs (b)	70		1,366		76		95%	8%
Restructuring costs (c)	1,351		724		193		(87)%	(600)%
Income from operations	$2,645		$8,367		$4,342		(68)%	(39)%

	Nine Months Ended				% Change Fav/(Unfav)
	September 30,	% of	September 30,	% of	Year-over- Year
	2018	Total	2017	Total

Revenue from services:
Nurse and Allied Staffing	$540,788	88%	$564,527	87%	(4)%
Physician Staffing	64,052	10%	71,055	11%	(10)%
Other Human Capital Management Services	10,737	2%	9,792	2%	10%
	$615,577	100%	$645,374	100%	(5)%

Contribution income: (l)
Nurse and Allied Staffing	$50,203		$54,426		(8)%
Physician Staffing	4,190		4,207		—%
Other Human Capital Management Services	694		(200)		447%
	55,087		58,433		(6)%

Unallocated corporate overhead (m)	32,399		30,414		(7)%
Depreciation and amortization	8,764		7,325		(20)%
Acquisition-related contingent consideration (a)	449		(54)		(931)%
Acquisition and integration costs (b)	261		1,953		87%
Restructuring costs (c)	1,979		724		(173)%
Income from operations	$11,235		$18,071		(38)%

NM-Not meaningful.

Cross Country Healthcare, Inc. Summary Condensed Consolidated Statements of Cash Flows (Unaudited, amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017

Net cash provided by operating activities	$3,818	$3,180	$4,666	$21,757	$28,705
Cash used in investing activities	(1,239)	(86,873)	(1,287)	(3,554)	(90,259)
Net cash (used in) provided by financing activities	(7,025)	60,527	(3,418)	(15,591)	51,671
Effect of exchange rate changes on cash	(48)	(5)	(23)	(84)	18
Change in cash and cash equivalents	(4,494)	(23,171)	(62)	2,528	(9,865)
Cash and cash equivalents at beginning of period	32,559	33,936	32,621	25,537	20,630
Cash and cash equivalents at end of period	$28,065	$10,765	$32,559	$28,065	$10,765

Cross Country Healthcare, Inc. Other Financial Data (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017

Consolidated gross profit margin (n)	25.7%	26.5%	26.2%	25.8%	26.4%

Nurse and Allied Staffing statistical data:
FTEs (o)	6,953	7,706	7,143	7,187	7,355
Average Nurse and Allied Staffing revenue per FTE per day (p)	$276	$283	$276	$276	$281

Physician Staffing statistical data:
Days filled (q)	13,375	15,567	13,751	41,611	45,823
Revenue per day filled (r)	$1,582	$1,598	$1,551	$1,539	$1,551

(a)	Acquisition-related contingent consideration represents the fair value and accretion adjustments to the contingent consideration liabilities for the Mediscan acquisition that closed on October 30, 2015 and the US Resources Healthcare acquisition that closed on December 1, 2016.
(b)	Acquisition and integration costs are primarily related to the Advantage RN, LLC acquisition that closed effective July 1, 2017.
(c)	Restructuring costs related to severance and lease consolidations incurred as part of separate and discrete cost savings initiatives.
(d)	Gain on derivative liability for the nine months ended September 30, 2017 represents the change in the fair value of embedded features of the Convertible Notes.
(e)	Loss on early extinguishment of debt for the three and nine months ended September 30, 2018 is related to an early payment of $5.0 million made in the third quarter on the Company's term loans. For the nine months ended September 30, 2017, the loss on early extinguishment of debt is related to the Company's settlement of its Convertible Notes on March 17, 2017.
(f)	Due to the net loss for the three months ended September 30, 2018, 130,965 shares were excluded from diluted weighted average shares. When applying the if-converted method to our Convertible Notes, 967,342 shares were included in diluted weighted average shares for the nine months ended September 30, 2017.
(g)	Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net income attributable to common shareholders before interest expense, income tax expense, depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, gain on derivative liability, loss on early extinguishment of debt, other income, net, equity compensation, legacy system replacement costs, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.
(h)	Legacy system replacement costs for the three and nine months ended September 30, 2018 are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general, and administrative expenses on the consolidated statement of operations and included in unallocated corporate overhead in segment data.
(i)	Adjusted EPS, a non-GAAP financial measure, is defined as net income attributable to common shareholders per diluted share before the diluted EPS impact of acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, gain on derivative liability, loss on early extinguishment of debt, legacy system replacement costs, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.
(j)	Due to the Company previously maintaining a full valuation allowance, there was no tax impact on non-GAAP measures in the three and nine months ended September 30, 2017.
(k)	Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(l)	Contribution income is defined as income from operations before depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, core system replacement costs, and corporate expenses not specifically identified to a reporting segment. Contribution income is a financial measure used by management when assessing segment performance.
(m)	Unallocated corporate overhead includes corporate compensation and benefits, and general and administrative expenses including rent and utilities, computer supplies and expenses, insurance, professional expenses, corporate-wide projects (initiatives), and public company expense.
(n)	Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(o)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(p)	Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue per FTE by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses.
(q)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours. Prior periods have been recalculated to include the impact of the accrued revenue.
(r)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented. Prior periods have been recalculated to include the impact of the accrued revenue and days.

CONTACT:
Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President & Chief Executive Officer
wgrubbs@crosscountry.com